Aegon USA Investment Management, LLC and Aegon USA Realty Estate Advisers, LLC

Compliance Manual

CODE OF ETHICS

Section 1: Introduction

1.01: Rule References

1.02: Definitions

1.03: Policy Owner

1.04: Covered Persons and Acknowledgment

Section 2: Confidentiality and Sharing of Information on an Intra-Affiliate Basis

2.01: General Confidentiality Standards

2.02: Permissible Intra-Affiliate Sharing

2.03: Limitations on Intra-Affiliate Sharing

2.04: Additional Considerations Related to Intra-Affiliate Sharing

2.05: Protecting Information Shared on an Intra-Affiliate Basis

Section 3: Statement of General Principles of Conduct

3.01: Standards of Conduct and Expectations

3.02: Fiduciary Duty

Section 4: Personal Securities Transactions

4.01: Personal Securities Trading Principles

4.02: Personal Securities Trading Prohibitions

4.03: Pre-Clearance, Holding Periods and Reporting

4.03.01: Pre-Clearance for Personal Securities Transactions

4.03.02: Holding Period Requirements

4.03.03: Reporting Requirements

4.04: Accounts Where Access Person Does Not Have Influence or Control

4.05: IPOs and Limited Offerings (Private Placements)

4.06: Transactions in Reportable Securities and Reportable Funds in Retirement Accounts

4.07: Blackout Periods

4.08: Aegon N.V. Blackout Periods

4.09: Waiver Process

4.10: Broker Trading Restrictions

4.11: Personal Securities Reporting Requirements

4.11.01: Initial Holdings Reports

4.11.02: Quarterly Transaction Reports

4.11.03: Annual Holdings Reports

4.11.04: Monitoring

4.11.05: Other Personal Securities Reporting Requirements

4.12: Exempt Transactions in Reportable Securities

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4.13: Protection of Employee Personal Securities Transaction Information

Section 5: Reporting and Certifications

5.01: Internal Reporting of Code Violations

5.02: Confidentiality of Reports and Information Required by this Code

Section 6: Sanctions

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Section 1: Introduction1

1.01: Rule References

Pursuant to Section 204A of the Investment Advisers Act of 1940 (“Advisers Act”), Rules 204A-1 and 204-2 promulgated by the Securities and Exchange Commission pursuant to the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940, (collectively, the “Rules”), AAM’s Global Access Policy, and Data Protection Laws, Aegon USA Investment Management, LLC (“AUIM”),and Aegon USA Realty Advisers, LLC (“AURA”),”), collectively referred to as Aegon Asset Management North America (“Aegon AM NA”), hereby adopt this Code of Ethics (“Code”).

1.02: Definitions

The following terms are used throughout the Code and have the meanings attributed to them in this section. Any questions or interpretations regarding these terms should be directed to Aegon AM NA Compliance.

Access Person: Access Persons are Supervised Persons who (a) have access to non-public information regarding Aegon AM NA Clients' purchase or sale of securities, (b) are involved in making securities recommendations to Clients, (c) have access to Aegon AM NA recommendations that are non-public or (d) have access to non-public information regarding the portfolio holdings of aa Reportable Fund.

Affiliate: Aegon Asset Management legal entities that have agreed to comply with the Global Access Policy. For purposes of this Code, AUIM and AURA are considered one Affiliate.

Approved Brokers: Brokers approved by Compliance based on their ability to provide electronic data feeds into Schwab Compliance Technologies (“SCT”) to assist with satisfying the Code’s Personal Securities Transactions reporting and monitoring responsibilities. A list of such Brokers is in included in Appendix C.

Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined

1	In certain instances, the Code may articulate principles and standards that AURA is voluntarily electing to import as a matter of operational preferences and not because of any legal obligation to do so. Voluntary adoption of a principle or standard not otherwise imposed by law shall not constitute a modification of or supplement to any existing or future agreement or arrangement between AURA and any affiliated or unaffiliated third party. Except to the extent required by law, this Code is adopted voluntarily by AURA for its own use and benefit and does not and is not intended to establish or confer any legally enforceable rights on or benefits to any third party, irrespective of whether any third party may enjoy the results of AURA’s adoption, implementation, and enforcement of adherence to this Code.

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schedule and allocation (e.g., Aegon’s employee stock purchase plan). An automatic investment plan includes a dividend reinvestment plan.

Beneficial Ownership: Shall be interpreted in the same manner as it would be under Rule 16a- 1(a)(2) of the Securities Exchange Act of 1934 in determining whether an Access Person has beneficial ownership. In this regard, beneficial ownership will be deemed to exist if an Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, beneficial ownership by an Access Person includes securities held by Immediate Family Members sharing the same household, securities held in certain trusts, and a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership.

Broker: A broker, dealer, bank, or other intermediary, including 401(k) and retirement plans, through whom a Connected Account transacts in or holds Reportable Securities or Reportable Funds.

Chief Compliance Officer (“CCO”): The individual designated by AUIM and AURA’s Management Board and listed on AUIM and AURA’s current Form ADV who is responsible for administering Aegon AM NA’s Compliance programs, including its policies and procedures.

Client: Any natural or legal person to whom any Affiliate provides investment or ancillary services (e.g., investment advice, portfolio management, etc.).

Code: The Code of Ethics administered and enforced by the CCO.

Connected Account: An account that is subject to the Personal Securities Transaction restrictions and reporting requirements of this Code because an Access Person is deemed to have Beneficial Ownership. For the avoidance of doubt, all Personal Securities Transaction restrictions and requirements apply to Connected Accounts.

Data Protection Laws: SEC Regulation S-P, Privacy of Consumer Financial Information (17 CFR 248.30) (“Reg S-P”), the Gramm-Leach Bliley Act, Data Protection Directive (Directive 95/46/EC), General Data Protection Regulation (Regulation (EU) 2016/679), all relevant European Union member state laws or regulations giving effect to the Data Protection Directive or corresponding with the General Data Protection Regulation, and any judicial or administrative interpretation of any of the above, any guidance, guidelines, codes of practice, approved codes of conduct or approved certification mechanisms issued by any relevant supervisory authority and binding under applicable law.

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Employee: All officers, directors, partners and staff of Aegon AM NA and Affiliates who are under that Affiliates’ supervision and control (which may also include temporary staff, interns and contractors).

External Research: Research generated and provided to an Affiliate by a third-party (non- Affiliate).

Federal Securities Laws: The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Global Access Person: An employee of Aegon AM NA or its Affiliates who (i) is a portfolio manager, research analyst, trader, or (ii) acts as an officer, partner, director, or in a controlling function for Aegon AM NA or more than one Affiliate (e.g., Global Risk and Control Committee members, Management Board Members). Global Access Persons will be designated as Access Persons of Aegon AM NA and will be subject to a Global Access Policy.

Global Access Policy: A Policy applicable to Affiliates that sets forth similar requirements as those adopted under this Code.

Global Covered Person: An employee of Aegon AM NA or its Affiliates who does not meet the definition of Global Access Person but who does have access to Non-Public Affiliate Information or other material non-public Client information of Aegon AM NA or more than one Affiliate.

Immediate Family Member: An Access Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Initial Public Offering (“IPO”): An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Internally Generated Research: Research that is created by an Affiliate. Such Research can draw on facts and insights from External Research as long as the ultimate output is substantially original

Limited Offering: An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

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Managed Account: A Connected Account where an Access Person does not have the authority to exercise direct or indirect influence or control over the account or to implement or enforce investment recommendations. This includes, but is not limited to: adviser-managed accounts and discretionary brokerage accounts. Typically, in these arrangements, no investment authority exists or, if such authority exists, such authority has been assigned to a broker or investment advisor.

Material Non-Public Information (MNPI): Information about a Security or an issuer of a Security that is both material and non-public.

Non-Public Affiliate Information: Any Aegon AM NA or Affiliates’ non-public investment recommendations, and/or any composite holdings and related information. Unless approved by Compliance, Non-Public Affiliate Information shared between Affiliates may not be attributable to a specific Client.

Pending Trade information: In-process trade orders or the conveyance of specific information indicating an intent to place a trade.

Personal Data: Any information relating to an identified or identifiable person.

Personal Securities Transaction: A transaction in a security in which an Access Person has or thereby acquires Beneficial Ownership. An Access person is considered to be “engaging in” or “affecting” a Personal Securities Transaction if he/she, directly or indirectly, directs, participates in or receives advance notification or advice regarding such transactions.

Pre-Clearance: The submission of a request in SCT to transact in a Reportable Security or Reportable Fund before the transaction is executed.

Purchase and/or Sales: Includes, among other things, the writing of an option to purchase or sell a security or other asset.

Reportable Fund: See Appendix B.

Reportable Security: See Appendix A.

Schwab Compliance Technologies (“SCT”): Aegon AM NA utilizes SCT to assist in the administration of this code amongst other things.

Security: Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, preorganization certificate or subscription, transferable share, investment

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contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Supervised Person: Aegon AM NA’s partners, officers, directors (or other person occupying a similar status or performing similar functions) and employees, as well as other persons who provide advice on behalf of Aegon AM NA and are subject to its supervision and control.

Supervised Persons may also include interns, contractors, and other individuals who have access to Aegon AM NA confidential information. For the avoidance of doubt, certain employees of Aegon AM NA’s Affiliates, including those designated as Global Access Persons and Global Covered Persons, will be subject to the Global Access Policy.

USS RCC: Aegon Asset Management U.S. Risk and Control Committee

Violation: Includes both an affirmative act contrary to the provisions of this Code and active or passive disregard of the provisions of this Code. A Violation may occur regardless of the Supervised Person’s intent and regardless of whether the Supervised Person knows that the conduct is contrary to the provisions of this Code.

1.03: Policy Owner

Aegon AM NA’s CCO is responsible for overseeing the Code, maintaining appropriate internal processes and controls and maintaining appropriate records. The CCO may delegate certain administrative responsibilities to Compliance team members. Aegon AM NA’s senior leadership team is responsible for establishing and promoting a culture of compliance and conduct that comports with this Code and applicable law.

1.04: Covered Persons and Acknowledgment

This Code applies to Aegon AM NA Supervised Persons. Access Persons are a subset of Supervised Persons who are subject to the Personal Securities Transaction standards in Section 3 of this policy. Compliance shall determine who falls under the definition of Supervised Person and Access Person.

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Employees of Affiliates other than AUIM and AURA who fall under the definition of Global Access Persons and Global Covered Persons are not covered by the Code, but are subject to similar requirements and standards under the Global Access Policy, or equivalent local policies.

Aegon AM NA Compliance will provide Supervised Persons with a written copy of this Code and any amendment thereof. Supervised Persons must acknowledge receipt of the Code and any amendments thereof within the time period prescribed by Compliance.

Section 2: Confidentiality and Sharing of Information on an Intra-Affiliate Basis

2.01: General Confidentiality Standards

The nature of Aegon AM NA’s business is one of trust, respect, and personal commitment to our customers and business partners. As such, Aegon AM NA expects Supervised Persons to reinforce these concepts and refrain from discussing or otherwise disclosing to external parties Personal Data, trade secrets, proprietary information or legally privileged information. Federal Securities Laws and/or Data Protection Laws may prohibit the dissemination of such information, and doing so may be a violation of the fiduciary duty that Aegon AM NA owes its Clients unless: (i) doing so is in accordance with applicable law, (ii) the sharing is necessary (as the case may be with certain service providers), (iii) the Affiliate who provided the information has agreed to such sharing, and (iv) the recipient is subject to robust requirements ensuring protection of the information.

Examples of the types of information that Supervised Persons must protect include, but are not limited to:

a.	Client information including Personal Data, Client investment activities and strategies, Client identities, needs, preferences, non-public information and financial data, and any other information a Client has requested remain confidential;
b.	Aegon AM NA business and marketing plans;
c.	Revenue projections and fee rates;
d.	Vendor lists;
e.	Employee information including employee contact information and personnel file information; and
f.	Aegon AM NA internal policies, procedures or handbooks.

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2.02: Permissible Intra-Affiliate Sharing

Global Access Persons and Global Covered Persons may share with one another and Global Access Persons, information, including Internally Generated Research and Non-Public Affiliate Information subject to the restrictions set forth in this Policy.

When engaging in the intra-Affiliate sharing contemplated herein:

a)	Supervised Persons must at all times must act in the best interests of any Clients that may be impacted by such sharing.
b)	Supervised Persons are prohibited from overreaching or taking unfair advantage of a Client’s trust..
c)	A failure of such duty may result even when there is no intent to injure aa Client and even if the Client does not suffer a monetary loss.

2.03: Limitations on Intra-Affiliate Sharing

The sharing of any information between Affiliates, including any Internally Generated Research or Non-Public Affiliate Information, shall not include any of the following without express consent from Aegon AM NA Compliance:

a)	Information that is considered confidential or proprietary because it is subject to some form of contractual restriction on its disclosure (e.g., information subject to a non- disclosure agreement);
b)	Material Non-Public Information;
c)	Any non-public information related specifically to a Client,
d)	Pending Trade Information;
e)	External Research; or
f)	Any Non-Public Affiliate Information or Internally Generated Research that reveals the identity of a specific Client.

Where a Supervised Person is in any doubt about any of the above restrictions applying to any information, they should contact Aegon AM NA’s Compliance department.

2.04: Additional Considerations Related to Intra-Affiliate Sharing

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Supervised Persons engaged in the sharing of any information between Affiliate, including any Internally Generated Research or Non-Public Affiliate Information shall comport with the following requirements:

a)	References to data sourced from a data vendor should not be shared unless expressly permitted by any applicable licenses or contracts with said vendor (for the avoidance of doubt, such data may include benchmarks or ratings etc.);
b)	End User Computing and Model Validation policy must be adhered to when sharing models to ensure model usage is clearly documented and shared according with the documented usage;
c)	Global Access Persons shall make all reasonable efforts to ensure that any Internally Generated Research or Non-Public Affiliate Information shared on an intra-Affiliate basis is shared only with Global Access Persons or Global Covered Persons who have a proper purpose for receiving such information, and using approved methods of communication (whether determined as a general method, or alternative methods for specific projects, purposes, etc); and
d)	When an Aegon AM NA Employee has been designated as Global Access Person starts to engage in sharing whereby he or she is effectively acting as a sub-adviser for another Affiliate through the provision of investment recommendations tailored for a specific Client, Compliance should be notified to ensure any such arrangement is approved and properly documented.

2.05: Protecting Information Shared on an intra-Affiliate Basis

All Non-Public Affiliate Information must be safeguarded. It should not be stored in common areas where unauthorized personnel could have access to it. Such information, to the extent reasonably possible, should be stored in secure locations and not left exposed overnight on desks or in conference rooms. It should not, for example, be faxed to locations where unauthorized persons could read it. Soft copy information must be reasonably secured against access by unauthorized persons. Further, Aegon AM NA Employees may only share such information with Global Access Persons or Global Covered Persons who have a legitimate business need for the information.

Section 3: Statement of General Principles of Conduct and Expectations

Section 3.01: Standards of Conduct and Expectations

This Code sets forth requirements with respect to Supervised Persons’ duties, personal securities transactions, confidentiality and intra-Affiliate sharing of certain information. Supervised Persons must at all times adhere to both the letter and spirit of the standards, principles, requirements, and other provisions of this Policy. In this regard, Supervised Persons must diligently and prudently exercise proper judgment to ensure that ethical and legal

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standards are fulfilled. Technical compliance with the terms of this Code will not insulate Supervised Persons from scrutiny and possible disciplinary action where his or her personal conduct displays a pattern of inappropriate activity or a failure to adhere to the spirit and concepts of this Code.

Ethical standards for which Supervised Persons are accountable, include:

a.	Placing the interests and rights of Clients first and foremost;
b.	Complying with all applicable Federal Securities Laws;
c.	Complying with all applicable Data Protection Laws;
d.	Avoiding or, where applicable, disclosing conflicts of interest; and
e.	Sharing on an intra-Affiliate basis Internally Generated Research and Non-Public Affiliate Information in line with all specified rules of conduct provided by Compliance; and
f.	Properly managing the receipt of all Material Non-Public Information and Non-Public Affiliate Information.

Additionally, no Aegon AM NA Employee, including Supervised Persons shall, directly or indirectly, take inappropriate advantage of his or her position by:

a)	Defrauding or misleading any Client, including by making a statement that omits material facts;
b)	Engaging in any act which could operate as a fraud or deceit upon any Client;
c)	Engaging in any manipulative practice with respect to securities, including price manipulation;
d)	Profiting, or causing others to profit, based on Pending Trade Information, including knowledge of completed or contemplated Client transactions;
e)	Purchasing or selling any security related to Material Non-Public Information or material Non-Public Affiliate Information, unless and until Compliance provides instructions that trading is permitted.
f)	Personally benefiting by causing a Client to act, or fail to act, in making investment decisions;
g)	Accepting any special favors, benefits or preferential treatment that could be considered an inducement due to his or her relationship with any Client or a third party;
h)	Sharing with Aegon AM NA or another Affiliate, Internally Generated Research or Non- Public Affiliate Information if the Employee believes that doing so may be harmful to the Clients of any Affiliate;
i)	Releasing to non-Affiliates or other unauthorized recipients any Material Non-Public Information, Pending Trade Information or Non-Public Affiliate Information, except where the disclosure is required by law, or when the disclosure has been approved by Compliance; or

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j)	Use or disclose Personal Data about a Client, except where the use or disclosure is necessary to provide Aegon AM NA services, required by law, or when the use or disclosure has been approved by Compliance.

Supervised Persons shall consider, among other things, the following basic questions at all times:

•	Am I placing the interests and rights of Clients first and foremost?
•	Is the activity legal?
•	Am I compromising my own personal values or ethics in any way?
•	Do I think the decision might be viewed in a different light by others?
•	How would the decision look in the media and would it potentially harm Aegon AM NA, its reputation, or my character?
•	Would Aegon AM NA potentially lose customers or stakeholders, or the respect of either, if they knew about this action?
•	Am I acting in a way that promotes mutual respect of those with whom I am working?

Section 3.02: Fiduciary Duty

Aegon AM NA owes a fiduciary duty to a Client with respect to securities-related investment advisory services provided to that Client. As a fiduciary, Aegon AM NA at all times must act in its Clients’ best interests and is prohibited from overreaching or taking unfair advantage of a Client’s trust. A fiduciary owes its clients more than mere honesty and good faith alone. A fiduciary must be sensitive to the conscious and unconscious possibility of providing less than disinterested advice, and it may be faulted even when it does not intend to injure a Client and even if the Client does not suffer a monetary loss. Aegon AM NA, and its Supervised Persons must take great care to fully disclose all material facts and provide only suitable investment advice to its Clients.

Section 4: Personal Securities Transactions

Rule 204A-1 promulgated by the Securities and Exchange Commission pursuant to the Advisers Act requires all Access Persons of an investment adviser registered with the SEC to report, and the investment adviser to review, their personal securities transactions and holdings periodically. Accordingly, Access Persons must:

•	Disclose all Connected Accounts;
•	Report in SCT all holdings and transactions in Reportable Securities and Reportable Funds in accordance with the standards and procedures described in the various sections below; and

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•	Comply with Pre-Clearance, holding period (see Section 4.03.02), blackout period (see Section 4.07 and 4.08), reporting (see Section 4.11), and broker (see Section 4.10) requirements set forth below and in Appendix A.

Pre-Clearance can be requested from 7am - 3pm CST and approval will be valid only during trading hours on the day approval was obtained. Pre-Clearance requests for Access Persons located outside of the United States may be extended as prescribed by Compliance.

4.01: Personal Securities Trading Principles

To ensure compliance with the aforementioned principles, Aegon AM NA has given considerable thought to designing a Code that seeks to mitigate Access Persons’ potential conflicts of interest without unnecessarily inhibiting their personal investment activities. Aegon AM NA believes that personal investment experience over time can assist in the development of investment professionals’ experience and acumen. Accordingly, the Code is intended to permit personal investment activities subject to reasonable restrictions designed to address the potential conflicts of interests and to preclude any overreaching or violations of the Federal Securities Laws.

4.02: Personal Securities Trading Prohibitions

Access Persons must conduct their Personal Securities Transactions in a manner which does not violate the Federal Securities Laws, interfere with Client transactions, or otherwise take unfair advantage of their Client relationships.

4.03: Pre-Clearance, Holding Periods and Reporting

Access Persons are responsible for satisfying the pre-clearance, holding period and reporting requirements set forth below.

4.03.01: Pre-Clearance for Personal Securities Transactions

Prior authorization for Personal Securities Transactions aims to prevent and detect potential insider trading and manage conflicts of interest with our Clients. In particular, no Non-Public Affiliate Information, may be used to trade in front of a Client.

Access Persons must seek Pre-Clearance before executing certain Personal Securities Transactions in their Connected Accounts, (see Appendix A) by submitting a request via SCT. SCT. Access Persons must confirm that they do not have any Material Non-Public Information relevant to the security that they are proposing to transact. Pre-Clearance approvals will be valid only during the time prescribed by Compliance.

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4.03.02: Holding Period Requirements

Holding period requirements are intended to prohibit short-term and speculative trading activities.. The applicable holding periods are described in Appendix AA. Holding periods are calculated using the date following the last transaction in a particular security. Access Persons may not execute any opposite trades in the security transacted or any other related investments (i.e. any investment whose value or price depends on the value or price of the initial investment) in other Connected Accounts during the applicable holding period.

While the exercising of an option or taking delivery of a future will not require additional authorization, the subsequent sale of the underlying will require authorization if it falls within the scope of Appendix A.

4.03.03: Reporting Requirements

Access Persons are responsible for satisfying the personal securities reporting requirements outlined in Appendix A for any transactions in their Connected Accounts. Compliance may prescribe additional requirements depending on specific risks.

4.04: Accounts Where Access Person Does Not Have Influence or Control

Personal Securities Trading restrictions do not apply to investments conducted through Managed Accounts. In order to rely upon this provision, Access Persons must submit documentation to Compliance adequately demonstrating that the account is a Managed Account as defined in this policy. Accounts managed by Immediate Family Members cannot be considered Managed Accounts.

4.05: IPOs and Limited Offerings (Private Placements)

No Connected Account may acquire Beneficial Ownership in any security distributed in an Initial Public Offering (IPOs), Initial Coin Offerings (ICOs), or Limited Offering unless and until the Access Person has obtained Compliance’s written authorization, which it may grant, withhold, condition, or delay in its reasonable discretion. In seeking approval, the Access Person shall contact Aegon AM NA Compliance directly (not via SCT), and provide information regarding the security proposed to be purchased and the name of the Broker through whom the transaction is proposed to be effected.

In determining whether approval should be granted, Aegon AM NA Compliance will consider all of the pertinent facts and circumstances factors including:

a.	Whether the investment opportunity should be reserved for Aegon AM NA Clients; and

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b.	Whether the opportunity is being offered to an Access Person by virtue of his/her position with the Aegon AM NA or relationship with a Client.

4.06: Transactions in Reportable Securities and Reportable Funds in Retirement Accounts

Connected Accounts must comply with Pre-Clearance, holding period, and reporting requirements for the following types of transactions involving Reportable Securities and Reportable Funds available in the Transamerica 401(k), Executive 401(k), and any deferred compensation accounts:

a.	Purchases and sales;
b.	Current investment rebalances (future rebalances, according to advanced notice or planning, do not require Pre-Clearance);
c.	Transfers;
d.	Loans or withdrawals if Access Person directs which Reportable Security or Reportable Fund is to be used as the source asset for the loan or withdrawal; and
e.	For avoidance of doubt, any instructions that will result in a purchase or sale of a Reportable Security or Reportable Fund on the next market trading date must be pre- cleared.

4.07: Blackout Periods

Access Persons may not transact in securities, including Reportable Funds, when they are in possession of Material Non-Public Information or where they are knowingly trading in advance (front-running) of a Client order. A reasonable period of time shall follow the execution of the Client orders to ensure the market has a reasonable opportunity to react to any Client transactions.

Additionally, from time-to-time, Access Persons may not transact in other securities designated by Compliance.

4.08: Aegon N.V. Blackout Periods

Connected Accounts shall not Purchase and/or Sell, directly or indirectly, any Aegon N.V. securities during closed periods designated by Aegon Group Compliance. For the avoidance of doubt, this would include debt instruments, Aegon N.V. stock options or stock appreciation rights. Access Persons may, however, continue to participate in Automatic Investment Plans related to Aegon N.V. stock during these closed periods, as long as the pre-set schedule or allocation is not overridden by the Access Person during the blackout period.

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Access Persons are not required to comply with applicable blackout period requirements for transactions in Reportable Securities conducted through Managed accounts (see Section 44.03 above).

4.09: Waiver Process

Access Persons may request a waiver of a holding period requirement by submitting a written request to Aegon AM NA Compliance. Waivers may be granted in certain instances, such as when an Access Person is seeking to sell a Reportable Security at a loss or where an Access Person can demonstrate that the proceeds are required to fund non-routine expenditures (i.e., the purchase of a home).

4.10: Broker Trading Restrictions

Connected Accounts may only trade in Reportable Securities or Reportable Funds through Broker accounts that have been reported to Aegon AM NA Compliance prior to the transaction. Additionally, Aegon AM NA strongly recommends that non-Managed, actively traded Connected Accounts utilize only Approved Brokers. A list of Approved Brokers is provided in Appendix D.

New Access Persons shall maintain their non-Managed Connected Accounts with Approved Brokers. New Access Persons will have 90 days to transfer existing Connected Accounts to Approved Brokers.

Connected Accounts that are not maintained with Approved Brokers must still: (i) comply with Pre-Clearance and holding period requirements, (ii) record their Personal Securities Transactions in SCT by the quarterly due date prescribed by Aegon AM NA Compliance, and (iii) maintain their Reportable Securities holdings in SCT. Failure to properly maintain these records may result in the forfeiture of the privilege to use non-Approved Brokers. Additionally, Connected Accounts that typically average 10 or more Reportable Securities transactions per month may be required to transfer to an Approved Broker.

4.11: Personal Securities Reporting Requirements

Access Persons are responsible for satisfying the reporting requirements set forth below.

4.11.01: Initial Holdings Reports

No later than ten calendar days after a person becomes an Access Person, he/she must submit to Compliance an initial holdings report, using SCT that includes the following information (which must be dated within 45 days prior to the date the person became an Access Person):

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a.	The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security held in any Connected Account;
b.	The name and account number of any Broker with whom investment accounts are maintained; this would include any Connected Account; and
c.	The date that the report is submitted by the Access Person.

4.11.02: Quarterly Transaction Reports

Within 30 calendar days after the end of each calendar quarter (or earlier as prescribed by Compliance), each Access Person must submit a quarterly transaction report. The report must contain a list of all transactions (other than exempted transactions) in any Reportable Security executed in Connected Accounts.

Each quarterly transaction report shall contain the following information:

a.	The date of the transaction, the name of the security, ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Reportable Security and Reportable Fund involved;
b.	The nature of the transaction (e.g., purchase, sale, or any other acquisition or disposition);
c.	The price at which the transaction was effected;
d.	The name and account number of the Broker through whom the transaction was effected; and
e.	The date that the report is submitted by the Access Person.

If an Access Person did not engage in any Personal Securities Transactions in Reportable Securities or Reportable Funds within any Connected Accounts during the period, the quarterly transaction report must still be completed to indicate no transactions were executed.

4.11.03: Annual Holdings Reports

At least annually, generally as of December 31, Access Persons must submit, by the date established by Compliance, an annual holdings report that includes the following information (information must be current as of a date no more than 45 days before the report is submitted):

a.	The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security and Reportable Fund held in a Connected Account;
b.	The name and account number of any Broker holding Connected Accounts; and
c.	The date that the report is submitted by the Access Person.

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4.11.04: Monitoring

Aegon AM NA Compliance will provide Supervised Persons with information about the applicable reporting system, SCT to assist in the administration of this Policy.

Compliance will conduct periodic testing to ensure that Supervised Persons are complying with all aspects of the Policy. Compliance reserves the right to request duplicate brokerage statements and individual trade confirmations for any Supervised Persons investment accounts. Upon request, Supervised Persons will have ten business days to provide any such statements or confirmations to Compliance.

4.11.05: Other Personal Securities Reporting Requirements

On a quarterly basis, Access Persons may be required to certify, using SCT, their active list of Connected Accounts.

4.12: Exempt Transactions in Reportable Securities

a.	Pre-Clearance requirements and quarterly transaction reporting will not apply to: Transactions executed pursuant to an Automatic Investment Plan including rebalance programs (i.e., where the Access Person acting through their Connected Accounts does not determine the investment allocations) within 401(k) plans;
b.	The acquisition of securities pursuant to a corporate action (e.g., stock splits and dividends);
c.	Vesting of Aegon shares in connection with a long-term incentive compensation Grant;
d.	Transactions in Managed Accounts subject to the standards set forth in Section 44.04;
e.	The acquisition of securities pursuant to a gift or inheritance; or
f.	Gifts of Reportable Securities to charitable organizations.

4.13: Protection of Employee Personal Securities Transaction Information

Personal Securities Transactions and any other information shared among Affiliate Compliance teams pursuant to this Policy is necessary for the proper oversight of the permitted activities described herein and will be done so in line with applicable privacy policies and statements.2 If personal data is transferred to Affiliates in a country where the local regulation does not reach the EU adequate level of protection, measures will be taken to ensure that your personal data

[2]	The treatment of personal data is governed by the Data Protection Directive (Directive 95/46/EC), the General Data Protection Regulation (Regulation (EU) 2016/679), local data privacy laws and regulations, and the data privacy policies of Aegon Affiliates.

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is adequately protected, such as entering into EU standard Contractual Clauses with these entities.

Section 5: Reporting and Certifications

5.01: Internal Reporting of Code Violations

Supervised Persons have a duty to promptly report to Aegon AM NA’s CCO any violations of the Code or Federal Securities Laws. All reported violations will be treated confidentially to the extent permitted by law and will be investigated promptly. Reports of violations may be made anonymously to Compliance via the Confidential Reporting form in SCT or Aegon’s S.H.A.R.E. helpline at 1.866.263.7787. Retaliation against any persons reporting a violation of the Code to Aegon AM NA’s CCO or Compliance or to any regulatory authority is strictly prohibited and is a violation of this Code.

5.02: Confidentiality of Reports and Information Required by this Code

Information provided to Aegon AM NA under this Code shall be treated as confidential information and will not be disclosed to third parties except as required by law.

Section 6: Sanctions

Supervised Persons who commit a Violation of the Code may be subject to sanctions imposed by Aegon AM NA. Code Violations may also be reported to a Supervised Persons’ direct supervisor, senior leader and to Affiliate CCOs and AAM Global CRO. The filing of any false, incomplete, or untimely reports may be considered a violation of this Code and subject to disciplinary action. Hardship and other exceptions may be granted on a case-by-case basis, in the CCO’s discretion.

The CCO will use the following guidelines for recommending and approving remedial actions for Supervised Persons who violate the Code. The guidelines are designed to promote consistency and uniformity of sanctions and disciplinary matters. The severity of the disciplinary action taken will vary based on all the facts and circumstances related to the Violation, including whether:

•	The Violation was the result of an inadvertent oversight or an intentional act;
•	The Violation was made with willful, purposeful, or reckless disregard of the Code;
•	The Violation was due to the employee’s actions or that of a family member;
•	There has been a pattern of Violations involving the individual; and
•	The Violation has or will expose the company to significant business, economic, financial, legal or operational risk.

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Aegon AM NA has full discretion to impose sanctions it deems appropriate, except as may be limited by applicable law. These sanctions may include, without limitation:

a.	A memorandum of warning or reprimand that generally reinforces the Supervised Persons responsibilities under the Code, educates the individual on the severity of the Violation, and informs the individual of the possible penalties for future Violations;
b.	Attendance at a meeting with the Supervised Persons manager and a Aegon AM NA Compliance representative;
c.	Suspension of personal trading privileges;
d.	Withholding of unearned bonus payments or other monetary sanctions; and
e.	Termination of employment.

In addition to the above disciplinary sanctions, this policy may require the surrender of any profits realized in connection with a Violation. A disciplined Supervised Person shall pay any monetary sanctions to their selected charity with supporting documentation provided to Aegon AN NA Compliance. Appeals must be submitted in writing to Aegon AM NA’s CCO with secondary review by the AAM US Head of Enterprise Risk.

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Appendix A: Holding Period, Pre-Clearance and Reporting Requirements

Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?

Domestic or Foreign Listed Equity Securities, including but not limited to:

• Common Stocks;

• Preferred Stocks;

• ADRs, GDRs and REITs;

• Rights and Warrants

Including stock of any AEGON Group company including the sale of ‘Windfall Shares’.

	No	30 Days	Yes	Yes	Yes
Options on Individual Equities and Single Stock Futures including stock of any Aegon Group company.	Covered only	30 Days - Expiration date must be greater than 30 days at the time the order is placed.	Yes	Yes	Yes

Fixed Income Securities, including but not limited to:

• Corporate Bonds;

• Convertible Bonds;

• Sovereign Bonds;

• MBS and ABS; and

• U.S. Guaranteed or federally sponsored   enterprises (FHLMC, FNMA, GNMA, etc.)

	No	30 Days	Yes	Yes	Yes
Exchange Traded Funds, both open and closed end, including options contracts	Yes	None	No	Yes	Yes

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US Mutual Funds and other Registered Funds and collective investment vehicles that are Sub- Advised by an Affiliate - See Appendix B – Add Kames and NL UCITSs to list	No	30 Days	Yes	Yes	Yes
US Mutual Funds Advised or Sub- Advised by Transamerica Asset Management or any other Transamerica entity	No	None	No	Yes	Yes

Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?
US Mutual Funds - Not Advised or Sub-Advised by an Affiliate	No	None	No	No	No
Foreign Collective Investment Vehicles, Unit Trusts, and other offshore funds not managed by an Affiliate	Not applicable	None	No	No	No
Investment Trusts	No	30 day	Yes	Yes	Yes
Open-ended liabilities, including contracts for differences, futures, options, warrants and spread betting on financial instruments where the underlying security or securities would require authorisation.	No	None	No	No	No
Equity Index and Treasury Options Traded on Exchanges Regulated by SEC	Yes	None	No	Yes	Yes
Equity Index Futures Contracts and Related Options on Exchanges Regulated by the CFTC	Yes	None	No	No	No

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U.S. Treasury Bond and Note Futures Contracts and Options on Exchanges Regulated by the CFTC	Yes	None	No	No	No
Municipal Bonds	Yes	None	No	Yes	Yes

Bonds and other direct debt instruments of the U.S. Government such as Treasury Bills, Treasury Notes and Treasury Inflation Protected Securities (TIPS) UK Government and other public securities, as defined by the FCA. Generally, that is loan stock, bonds or other instruments creating or acknowledging indebtedness issued by a UK, EU or other overseas

Government or Local Authority

	Yes	None	No	No	No
Short Term Investment Vehicles, including but not limited to: • Bank Certificates of Deposit; • Savings Certificates; • Cash sweep instruments; and • Commercial paper	Not applicable	None	No	No	No

Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?
Commodity Futures Contracts and Related Options (e.g., Gold, Oil, Soybeans, Wheat, etc.) on Exchanges Regulated by the CFTC	Yes	None	No	No	No
Foreign Currency Options Transactions on Exchanges Regulated by the SEC	Yes	None	No	Yes	Yes
Foreign Currency Futures and Options on Exchanges Regulated by the CFTC	Yes	None	No	No	No

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Regular savings plan or investment trust savings scheme, regular investments into collective investment funds (e.g. company pension scheme, mutual funds, investment trusts, ISAs) that contain options to invest in US Mutual Funds and other Registered Funds and collective investment vehicles that are Sub-Advised by an Affiliate	Not applicable	30 days	Yes	Yes	Yes
Regular savings plan or investment trust savings scheme, regular investments into collective investment funds (e.g. company pension scheme, mutual funds, investment trusts, ISAs) that contain options to invest in US Mutual Funds advised or sub- advised by Transamerica Asset Management or any other Transamerica entity	Not applicable	None	No	Yes	Yes
Regular savings plan or investment trust savings scheme, regular investments into collective investment funds (e.g. company pension scheme, mutual funds, investment trusts, ISAs) where the investment options do not include affiliated funds or funds offered by Transamerica	Not applicable	None	No	No	No
Spread betting on sporting or non-financial events.	N/A	N/A	No	N/A	N/A
Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements	N/A	N/A	No	N/A	N/A
Shares issued by money market funds	N/A	N/A	No	N/A	N/A

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Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?
The exercise of any Stock Appreciation Right, options or awards granted under AEGON incentive schemes	N/A	N/A	No	N/A	N/A
Variable Annuities where AURA or AUIM Sub-Advised Funds are included as an Investment Option	No	30 Days	Yes	Yes	Yes
Other Types of Securities or Instruments Not Listed	Compliance discretion	Compliance discretion	Yes	Compliance discretion	Compliance discretion

Individuals registered as Associated Persons of a Commodity Trading Adviser need to report all transactions in futures, and options on futures, in SCT to comply with National Futures Association rules and regulations.

Appendix B: Reportable Funds

*	Available in Transamerica retirement plans

Fund	Ticker(s)	Strategy
*Transamerica Intermediate Bond	Advisor Class Ticker: TMBAX *Class I3 Ticker: TMBTX Class R Ticker: TMBRX Class R4 Ticker: TMBFX	Core Agg
Transamerica Multi-Managed Balanced	Class A Ticker: IBALX Advisor Class Ticker: IBAVX Class B Ticker: IBABX Class C Ticker: IBLLX Class I Ticker: TBLIX Class R6 Ticker: TAMMX Class T1 Ticker: IBATX Class T2 Ticker: IBAUX	Core Agg
Transamerica Multi-Managed Balanced VP		Core Agg

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Transamerica Balanced II	Class I3 Ticker: TBLTX Class R Ticker: TBLRX Class R4 Ticker: TBLFX
Transamerica Bond	Class A Ticker: IDITX Advisor Class Ticker: TAFKX Class B Ticker: IFLBX Class C Ticker: IFLLX Class I Ticker: TFXIX Class R6 Ticker: TAFLX Class T1 Ticker: TFXTX Class T2 Ticker: TFXUX	Core Plus
Transamerica Aegon U.S. Government Securities VP		Gov Bonds
*Transamerica High Yield Bond

Class A Ticker: IHIYX

Advistor Class Ticker: TAGLX

Class B Ticker: INCBX

Class C Ticker: INCLX

Class I Ticker: TDHIX

*Class I3 Ticker: TAHTX

Class R Ticker: TAHRX

Class R4 Ticker: TAHFX

Class R6 Ticker: TAHBX

Class T1 Ticker: TAHWX

Class t2 Ticker: TAHUX

High Yield
Transamerica Aegon High Yield Bond VP		High Yield
Transamerica Floating Rate	Class A Ticker: TFLAX Class C Ticker: TFLCX Class I Ticker: TFLIX Class T1 Ticker: TFLTX	Leveraged Loans
Transamerica Short Term Bond	Class A Ticker: ITAAX Advisor Class Ticker: TASBX Class C Ticker: ITACX Class I Ticker: TSTIX Class R6 Ticker: TASTX Class T1 Ticker: ITATX Class T2 Ticker: ITAUX	Short Duration

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*	Available in Transamerica retirement plans Kames Reportable Funds:

Fund	Ticker(s)	Strategy
Balanced Lifestyle	BLN	Balanced Lifestyle
Cautious Lifestyle	CAU	Cautious Lifestyle
Dynamic Lifestyle	DYN	Dynamic Lifestyle
Mixed	MIX	Mixed
Global	GBL	Global
Distribution	DF	Distribution
UK Equity	EQU	UK Equity
UK Equity Tactical	UKT	UK Equity Tactical
European	EUR	European
European Tactical	ETF	European Tactical
North American	AME	North American
Japan	JPN	Japan
Pacific	PAC	Pacific
Cash	CSH	Cash
UK Fixed Interest	FIX	UK Fixed Interest
UK Government Bond	FXG	UK Government Bond
UK Corporate Bond	FXC	UK Corporate Bond
UK Long Corporate Bond	FXL	UK Long Corporate Bond
Index-Linked	I-L	Index-Linked
Long Gilt	LGF	Long Gilt
Overseas Bond	OVE	Overseas Bond
Ethical	ETH	Ethical

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Scottish Equitable Ethical Managed	EMD	Scottish Equitable Ethical Managed
Ethical Lifestyle	ETL	Ethical Lifestyle
Scottish Equitable Ethical Managed Lifestyle	EML	Scottish Equitable Ethical Managed Lifestyle
Ethical Cautious	ECC	Ethical Cautious
International	INT	International
Overseas Tactical	OTF	Overseas Tactical
Select Reserve	SRF	Select Reserve
Property	PTY	Property
Aegon High Income	AHI	Aegon High Income
Technology	TEC	Technology
UK Smaller Companies	UKS	UK Smaller Companies
High Yield Corporate Bond	FXH	High Yield Corporate Bond
Aegon International Kames Sterling Corporate Bond (Series A)	DSAESC	Aegon International Kames Sterling Corporate Bond (Series A)
Aegon International Kames Sterling Corporate Bond (Series B)	PSAESC	Aegon International Kames Sterling Corporate Bond (Series B)
Aegon International Kames Investment Grade Bond (Series B)	PSAEIG	Aegon International Kames Investment Grade Bond (Series B)

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Aegon International Kames Ethical Corporate Bond (Series B)	PSAEEC
Aegon International Kames High Yield Bond (Series B)	PSBDHY	Aegon International Kames High Yield Bond (Series B)
Aegon International Kames High Yield Bond (Series A)	DSBDHY	Aegon International Kames High Yield Bond (Series A)
Aegon International Kames Enhanced Corporate Bond (Series A)	DSBDEC	Aegon International Kames Enhanced Corporate Bond (Series A)
Aegon International Kames Enhanced Corporate Bond (Series B)	PSBDEC	Aegon International Kames Enhanced Corporate Bond (Series B)
Aegon International Kames Ethical Corporate Bond (Series A)	DSAEEC	Aegon International Kames Ethical Corporate Bond (Series A)
Aegon International Kames Investment Grade Bond (Series A)	DSAEIG	Aegon International Kames Investment Grade Bond (Series A)
Scottish Equitable Kames UK Opportunities	XOP	Scottish Equitable Kames UK Opportunities

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Scottish Equitable Kames Core Plus	FCP	Scottish Equitable Kames Core Plus
Scottish Equitable Kames Ethical Corporate Bond	XET	Scottish Equitable Kames Ethical Corporate Bond
Scottish Equitable Kames Strategic Bond	XBO	Scottish Equitable Kames Strategic Bond
Scottish Equitable Kames High Yield Bond	XAY	Scottish Equitable Kames High Yield Bond
Scottish Equitable Kames Investment Grade Bond	XIG	Scottish Equitable Kames Investment Grade Bond
Scottish Equitable Kames Sterling Corporate Bond	XSB	Scottish Equitable Kames Sterling Corporate Bond
Scottish Equitable Kames Strategic Bond	XBO	Scottish Equitable Kames Strategic Bond
Scottish Equitable Kames Ethical Corporate Bond	XET	Scottish Equitable Kames Ethical Corporate Bond
Scottish Equitable Kames High Yield Bond	XAY	Scottish Equitable Kames High Yield Bond

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Scottish Equitable Kames Investment Grade Bond	XIG	Scottish Equitable Kames Investment Grade Bond
Scottish Equitable Kames Sterling Corporate Bond	XSB	Scottish Equitable Kames Sterling Corporate Bond
SE Kames High Yield Bond (ARC)	ZAR	Scottish Equitable Kames High Yield Bond
SE Kames Core Plus (ARC)	ZAN	Scottish Equitable Kames Core Plus
SE Kames Ethical Corporate Bond (ARC)	ZAQ	Scottish Equitable Kames Ethical Corporate Bond
SE Kames Investment Grade Bond (ARC)	ZAS	Scottish Equitable Kames Investment Grade Bond
SE Kames Strategic Bond (ARC)	ZAU	Scottish Equitable Kames Strategic Bond
SE Kames Sterling Corporate Bond (ARC)	ZAT	Scottish Equitable Kames Sterling Corporate Bond

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SE Kames UK Opportunities (ARC)	ZAV	Scottish Equitable Kames UK Opportunities
Aegon Kames Absolute Return Bond (AOR)	ZPN	Aegon Kames Absolute Return Bond
Aegon Kames Ethical Equity (AOR)	ZPO	Aegon Kames Ethical Equity
Aegon Kames Global Equity Income (AOR)	ZPP	Aegon Kames Global Equity Income
Aegon Kames Property Income (AOR)	ZPQ	Aegon Kames Property Income
Aegon Kames UK Equity (AOR)	ZPR	Aegon Kames UK Equity
Aegon International Kames Enhanced Corporate Bond (level 1B fund)	DSBDFE	Aegon International Kames Enhanced Corporate Bond

Appendix C: List of Approved Brokers

Charles Schwab
E*Trade
Fidelity
Edward Jones
Interactive Brokers
Merrill Lynch
Morgan Stanley
Scottrade
TD Ameritrade
T. Rowe Price
Vanguard
Wells Fargo
UBS

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